UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act
of 1934

Date of Report (Date of earliest event reported):

June 15, 2007

Modine Manufacturing Company
Exact name of registrant as specified in its charter

Wisconsin	1-1373	39-0482000
State or other jurisdiction of incorporation	Commission File Number	I.R.S. Employer Identification Number

1500 DeKoven Avenue, Racine, Wisconsin	53403
Address of principal executive offices	Zip Code

Registrant s telephone number, including area code:	(262) 636-1200

Check the appropriate below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 9.01 Financial Statements and Exhibits

Signature

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 15, 2007, Modine Manufacturing Company (the “Company” or “Modine”) entered into new employment agreements with each of David B. Rayburn, President and Chief Executive Officer (the Company’s principal executive officer); Bradley C. Richardson, Executive Vice President, Finance and Chief Financial Officer (the Company’s principal financial and accounting officer); Thomas A. Burke, Executive Vice President and Chief Operating Officer; and Anthony C. De Vuono, Vice President and Chief Technology Officer. Each of the above-named officers was party to an employment agreement and a change in control agreement with the Company prior to entering into these agreements. With the agreements dated as of June 15, 2007, which supersede and replace the former agreements, the terms of the existing employment agreements and change in control agreements were combined into one agreement for each officer; provided, however, that the severance available to Mr. Burke upon the occurrence of a change in control was enhanced as discussed below. In addition, the agreements executed on June 15, 2007 refer to the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), so that the officer may take advantage of certain safe harbor provisions available under that section of the Code.

Employment Agreement between the Company and Mr. Rayburn: Mr. Rayburn was a party to an employment agreement dated as of May 16, 2001 and a change in control and termination agreement dated May 20, 1999. The employment agreement dated as of June 15, 2007 supersedes and replaces the former agreements. The employment agreement between Mr. Rayburn and the Company dated as of June 15, 2007 is filed with the SEC as Exhibit 10.1 to this Current Report on Form 8-K.

Employment Agreement between the Company and Mr. Richardson: Mr. Richardson was a party to an employment agreement dated as of May 12, 2003 and a change in control and termination agreement dated May 12, 2003. The employment agreement dated as of June 15, 2007 supersedes and replaces the former agreements. The employment agreement between Mr. Richardson and the Company dated as of June 15, 2007 is filed with the SEC as Exhibit 10.2 to this Current Report on Form 8-K.

Employment Agreement between the Company and Mr. Burke: Mr. Burke was party to an employment agreement dated as of May 31, 2005 and a change in control and termination agreement dated May 31, 2005. The employment agreement dated as of June 15, 2007 supersedes and replaces the former agreements. Mr. Burke’s former employment agreement contained the same 36 month term, however, under the former change in control and termination agreement, in the event of a change in control and the termination of Mr. Burke’s employment within the 24 months following a change in control, Mr. Burke would have received, among other benefits, two times the greater of: (i) the sum of his base salary and target bonus or (ii) his five year average base salary and actual bonus (or the duration of his employment, if less than five years), payable in a lump sum and coverage for himself and his spouse under all welfare plans maintained by the Company in which such persons were participating immediately prior to the termination for a period of two years. In addition, in order to trigger the change in control benefits, Mr. Burke’s employment would have to have been terminated during the 24 months following a change in control by the Company for any reason other than Good Cause, by Mr. Burke for Good Reason or, during the 13th month after the change in control, by Mr. Burke for any reason.

Under the agreement dated as of June 15, 2007, Mr. Burke is entitled, among other benefits, to received three times the greater of: (i) the sum of his base salary and target bonus or (ii) his five year average base salary and actual bonus (or the duration of his employment, if less than five years), payable in a lump sum and coverage for himself and his spouse under all welfare plans maintained by the Company in which such persons were participating immediately prior to the termination for a period of three years. In addition, Mr. Burke may trigger these benefits by terminating his employment for any reason during the 24 months following a change in control. The benefits would also be triggered by the Company’s termination of Mr. Burke for any reason, other than Good Cause, during that 24 month period.

The employment agreement between Mr. Burke and the Company dated as of June 15, 2007 is filed with the SEC as Exhibit 10.3 to this Current Report on Form 8-K.

Employment Agreement with Mr. De Vuono: Mr. De Vuono was a party to an employment agreement dated as of May 16, 2001 and a change in control and termination agreement dated May 20, 1999. The employment agreement dated as of June 15, 2007 supersedes and replaces the former agreements. The employment agreement between Mr. De Vuono and the Company dated as of June 15, 2007 is filed with the SEC as Exhibit 10.4 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No. Description

10.1	Employment Agreement between Modine Manufacturing Company and David B. Rayburn dated as of June 15, 2007

10.2	Employment Agreement between Modine Manufacturing Company and Bradley C. Richardson dated as of June 15, 2007

10.3	Employment Agreement between Modine Manufacturing Company and Thomas A. Burke dated as of June 15, 2007

10.4	Employment Agreement between Modine Manufacturing Company and Anthony C. De Vuono dated as of June 15, 2007

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Modine Manufacturing Company

By: /s/ D.B. Rayburn
D. B. Rayburn President and Chief Executive Officer

By: /s/ D.R. Zakos
D. R. Zakos Vice President, General Counsel and Secretary

Date: June 18, 2007

EXHIBIT INDEX

Exhibit No. Description

10.1	Employment Agreement between Modine Manufacturing Company and David B. Rayburn dated as of June 15, 2007

10.2	Employment Agreement between Modine Manufacturing Company and Bradley C. Richardson dated as of June 15, 2007

10.3	Employment Agreement between Modine Manufacturing Company and Thomas A. Burke dated as of June 15, 2007

10.4	Employment Agreement between Modine Manufacturing Company and Anthony C. De Vuono dated as of June 15, 2007